Sonic Foundry Announces Fiscal 2020 Third Quarter Financial Results - Second Consecutive Quarter of Net Income
MADISON, Wis. – August 13, 2020 - Sonic Foundry, Inc. (OTC: SOFO), the trusted leader for video creation and management solutions, today announced consolidated financial results for its fiscal 2020 third quarter ended June 30, 2020.
Fiscal 2020 Third Quarter Highlights

•	Billings of $7.7 million in the third quarter of 2020, bringing total billings for the year to $24.3 million which is $300,000 ahead of last year

•	Total revenues of $7.9 million compared to $10.1 million in the third quarter of 2019, and $24.6 million total revenue year-to-date compared to $25.6 million last year

•	Gross margin remained consistent at 73 percent for the third quarter in both 2020 and 2019

•	Net income attributable to common stockholders of $107,000, or $.01 per share, compared to a net loss of $(159,000), or $(0.03) per share, in the third quarter of 2019, an improvement of $266,000

•	Adjusted EBITDA of $353,000 for the third quarter of 2020, bringing year-to-date adjusted EBITDA to $767,000, which is $2 million ahead of last year

•	Unearned revenue was $11.3 million as of June 30, 2020 and $11.5 million as of September 30, 2019

Fiscal 2020 Third Quarter Review
Due to supply chain interruptions caused by COVID-19, product billings were $2.5 million during the third quarter of 2020 compared to $4 million in the same quarter last year. Service billings, including support, hosting, events and installs were $5.2 million, compared to $6.5 million in the prior year. Events billings, particularly with MSKK, our Japanese subsidiary, were negatively impacted by cancellations due to COVID-19. The company expects to recognize $4.6 million of the current unearned revenue in the fourth quarter of fiscal 2020. Recurring revenue of $5.6 million was 70 percent of total revenue in the third quarter of 2020, compared to $6.3 million, or 63 percent of total revenue, in the third quarter of 2019.
“In this new video-centric world, Sonic Foundry is well positioned to help schools and organizations react quickly to meet their expanding communication needs with Mediasite. I am proud of how the team has innovated to launch additional products and services that are in high demand. We expect that Mediasite Mosaic, our new personal capture app, and our expanded Zoom integration will be integral to hybrid back-to-school plans around the world. Our Mediasite Events team pivoted almost overnight to a complete virtual event offering that grew out of our 15-year history of creating dynamic online experiences – a business segment we expect to grow as the long-reaching effects of the pandemic on in-person conferences continues into next year,” said Michael Norregaard, CEO, Sonic Foundry.
Norregaard continued: “We are reminded daily that our customers continue to navigate uncertain budgets and back-to-school plans during these unprecedented times. As we welcome new customers, such as Edgecombe Community College and Kansas State Lottery into the Mediasite fold, and help our current customers expand their existing footprint, we are honored to be their trusted solution to help them recover faster and emerge stronger than ever.”
“We appreciate Michael Norregaard’s contributions to the Company in terms of efficiencies he implemented that led us to improved profitability,” said Mark Burish, Chairman, Sonic Foundry. “Now as we face new demands for virtual learning and enterprise communication brought on by the pandemic, we believe a focus on sales growth is critical to maximizing shareholder value. We believe that Joe Mozden, with his proven experience in building sustainable growth, is the right person to lead this initiative when he takes the reins next month.”

Non-GAAP Financial Information
To supplement and enhance the reader’s understanding of our operating performance, we disclose adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (adjusted EBITDA), a non-GAAP measure of operating performance. Our adjusted EBITDA measure additionally adds back stock compensation expense from the SEC definition of EBITDA. As such, our adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be viewed as an alternative to net income as a measurement of our operating performance. A reconciliation of net loss to adjusted EBITDA for the third quarter ended June 30, 2020, and 2019 are included in the release.

About Sonic Foundry®, Inc.
Sonic Foundry (OTC: SOFO) is the global leader for video capture, management and streaming solutions. Trusted by more than 5,200 educational institutions, corporations, health organizations and government entities in over 65 countries, its Mediasite Video Platform quickly and cost-effectively automates the capture, management, delivery and search of live and on-demand streaming videos. Learn more at www.sonicfoundry.com and @mediasite.
© 2020 Sonic Foundry, Inc. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.
Forward Looking Statements
This news release contains forward-looking statements about the products and services of Sonic Foundry within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements about our products and services, our customer base, strategic investments, new partnerships, our future operating results and any statements we make about the company’s future. These types of statements address matters that are subject to many risks and uncertainties. Actual results could differ materially from the forward-looking guidance we provide. Any forward-looking statements should be considered in context of the risk factors disclosed in our periodic forms 10Q, 10K and other filings with the SEC. These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the company’s investor relations department. All of the information and disclosures we make in this news release regarding our business, including any forward-looking guidance, are as of the date given and we assume no obligation to update or change this information, regardless of subsequent events.

Contacts:
Nicole Wise, Director of Communications
920.226.0269
nicolew@sonicfoundry.com

Sonic Foundry, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share data)
(Unaudited)

	June 30, 2020	September 30, 2019
Assets
Current assets:
Cash and cash equivalents	$6,442	$4,295
Accounts receivable, net of allowances of $159 & $135	5,438	6,532
Inventories	544	558
Investment in sales-type lease, current	147	163
Capitalized commissions, current	354	464
Prepaid expenses and other current assets	1,111	972
Total current assets	14,036	12,984
Property and equipment:
Leasehold improvements	1,122	1,121
Computer equipment	6,644	5,610
Furniture and fixtures	1,326	1,233
Total property and equipment	9,092	7,964
Less accumulated depreciation and amortization	7,056	6,396
Property and equipment, net	2,036	1,568
Other assets:
Investment in sales-type lease, long-term	13	134
Capitalized commissions, long-term	89	106
Right-of-use assets under operating leases	2,335	—
Other long-term assets	413	388
Total assets	$18,922	$15,180
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$1,544	$843
Accrued liabilities	1,122	2,216
Unearned revenue	9,558	9,610
Current portion of finance lease obligations	137	194
Current portion of operating lease obligations	1,364	—
Current portion of notes payable and warrant debt, net of discounts	1,255	968
Total current liabilities	14,980	13,831
Long-term portion of unearned revenue	1,760	1,842
Long-term portion of finance lease obligations	110	179
Long-term portion of operating lease obligations	989	—
Long-term portion of notes payable and warrant debt, net of discounts	2,485	5,429
Derivative liability, at fair value	125	9
Other liabilities	141	143
Total liabilities	20,590	21,433
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 4,500 shares; zero shares issued and outstanding, at amounts paid in	—	—
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 10,000,000 shares; 7,934,760 and 6,749,359 shares issued, respectively and 7,922,044 and 6,736,643 shares outstanding, respectively	79	67
Additional paid-in capital	208,914	203,735
Accumulated deficit	(209,958)	(209,340)
Accumulated other comprehensive loss	(534)	(546)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ deficit	(1,668)	(6,253)
Total liabilities and stockholders’ deficit	$18,922	$15,180
See accompanying notes to the condensed consolidated financial statements.

Sonic Foundry, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Product and other	$2,744	$4,221	$7,612	$7,768
Services	5,173	5,847	16,987	17,799
Total revenue	7,917	10,068	24,599	25,567
Cost of revenue:
Product and other	1,199	1,558	3,188	2,854
Services	971	1,123	3,566	3,673
Total cost of revenue	2,170	2,681	6,754	6,527
Gross margin	5,747	7,387	17,845	19,040
Operating expenses:
Selling and marketing	2,980	3,785	9,433	11,564
General and administrative	1,030	1,609	3,647	4,492
Product development	1,511	1,849	4,600	5,617
Total operating expenses	5,521	7,243	17,680	21,673
Income (loss) from operations	226	144	165	(2,633)
Non-operating expenses:
Interest expense, net	(140)	(276)	(621)	(657)
Other expense, net	(106)	(63)	(150)	(66)
Total non-operating expenses	(246)	(339)	(771)	(723)
Income (loss) before income taxes	(20)	(195)	(606)	(3,356)
Income tax benefit (expense)	127	36	(12)	(77)
Net income (loss)	$107	$(159)	$(618)	$(3,433)
Dividends on preferred stock	—	(24)		(122)
Net income (loss) attributable to common stockholders	$107	$(183)	$(618)	$(3,555)
Income (loss) per common share
– basic	$0.01	$(0.03)	$(0.09)	$(0.64)
– diluted	$0.01	$(0.03)	$(0.09)	$(0.64)
Weighted average common shares
– basic	7,399,545	6,122,098	6,972,924	5,528,999
– diluted	7,830,293	6,122,098	6,972,924	5,528,999
See accompanying notes to the condensed consolidated financial statements

Sonic Foundry, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended June 30,
	2020	2019
Operating activities
Net loss	$(618)	$(3,433)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of other intangibles	204	170
Depreciation and amortization of property and equipment	644	748
Loss on sale of fixed assets	—	8
Provision for doubtful accounts - including financing receivables	31	31
Provision for inventory reserve	90	—
Loss on conversion of related party debt to equity	26	—
Stock-based compensation expense related to stock options and warrants	104	203
Stock issued for board of director fees	61	246
Deferred loan interest to related party	322	—
Remeasurement loss (gain) on derivative liability	116	(12)
Changes in operating assets and liabilities:
Accounts receivable	1,077	660
Financing receivables	—	87
Inventories	(76)	75
Investment in sales-type lease	136	—
Capitalized commissions	127	138
Prepaid expenses and other current assets	(128)	280
Right-of-use assets under operating leases	208	—
Operating lease obligations	(234)	—
Other long-term assets	(24)	—
Accounts payable and accrued liabilities	(749)	(294)
Other long-term liabilities	(2)	(46)
Unearned revenue	(153)	(1,339)
Net cash provided by (used in) operating activities	1,162	(2,478)
Investing activities
Purchases of property and equipment	(683)	(373)
Net cash used in investing activities	(683)	(373)
Financing activities
Proceeds from notes payable	2,778	5,500
Proceeds from lines of credit	—	9,199
Payments on notes payable	(984)	(583)
Payments on lines of credit	—	(9,636)
Payment of debt issuance costs	—	(110)
Proceeds from issuance of preferred stock and common stock	2	864
Proceeds from exercise of common stock options	18	—
Payments on finance lease obligations	(162)	(193)
Net cash provided by (used in) financing activities	1,652	5,041
Changes in cash and cash equivalents due to changes in foreign currency	16	8
Net increase (decrease) in cash and cash equivalents	2,147	2,198
Cash and cash equivalents at beginning of year	4,295	1,189
Cash and cash equivalents at end of period	$6,442	$3,387
Supplemental cash flow information:
Interest paid	$114	$425
Income taxes paid, foreign	141	237
Non-cash financing and investing activities:
Property and equipment financed by finance lease or accounts payable	478	45
Debt discount and warrant	—	679
Preferred stock dividends paid in additional shares	—	122
Conversion of preferred shares to common shares	—	1,772
Conversion of related party debt to common shares	5,005	—

See accompanying notes to the condensed consolidated financial statements.

Sonic Foundry, Inc.
Condensed Consolidated Non-GAAP Adjusted EBITDA Reconciliation
(in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019

Net income (loss)	$107	$(159)	$(618)	$(3,433)
Add:
Depreciation and amortization	215	240	648	748
Income tax (benefit) expense	(127)	(36)	12	77
Interest expense	140	276	621	657
Stock-based compensation expense	18	(17)	104	203
Severance	—	436	—	562
Adjusted EBITDA	$353	$740	$767	$(1,186)